Exhibit (n)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-69867 on Form N-2 of our report dated December 5, 2000 appearing in the Annual Report of Merrill Lynch Municipal Strategy Fund, Inc. for the year ended October 31, 2000, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
January 25, 2001